EXHIBIT 10.114


                ASSIGNMENT AND ASSUMPTION OF MEMBERSHIP INTERESTS

     THIS ASSIGNMENT AND ASSUMPTION MEMBERSHIP INTERESTS (this "Assignment") is entered into as of the 9th day of October, 2007 ("Effective Date"), between THOR URBAN OPERATING FUND, L.P., a Delaware limited partnership ("Assignor"), with an office at 139 Fifth Avenue, New York, New York; and GLICHMER PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership ("Assignee"), with an office at 150 East Gay Street, Columbus, Ohio 43215.

     WHEREAS, Assignor is the owner and holder of a one hundred (100%) percent membership interest (the "Membership Interest") in Thor MS, LLC and Thor Merritt Square LLC, each a Delaware limited liability company (collectively, the "Company");

     WHEREAS, pursuant to the terms of that certain Membership Interest Purchase and Sale Agreement dated as of July 19, 2007 between Assignor and Assignee, as amended by an Amendment to Membership Interest Purchase and Sale Agreement dated August 6, 2007 (collectively, the "Purchase Agreement"), Assignor has agreed to sell and Assignee has agreed to purchase the Membership Interest and to execute this Assignment in connection therewith.

     NOW, THEREFORE, for ten ($10.00) dollars and other good and valuable consideration paid by Assignee to Assignor, Assignor and Assignee hereby agree as follows:

     1. Assignment. Assignor hereby sells, assigns, transfers and conveys to Assignee the Membership Interest.

     2. Assumption. Assignee hereby accepts from Assignor the Membership Interest, and assumes all of the obligations and liabilities of Assignor, as the holder of the Membership Interest, accruing from and after the date hereof.

     3. Adoption of Operating Agreement. Assignee hereby accepts and adopts all of the terms and conditions of the operating agreement of the Company from and after the date hereof, and agrees to be bound by all the terms, articles and conditions thereof.

     4. Withdrawal. Assignor hereby withdraws as a member from the Company (the "Withdrawal"). The Withdrawal shall be effective as of the date hereof, without the need for execution of any additional documentation.

     5. Effective Date. This Assignment is effective as of the date hereof, and from and after the date hereof that portion of the net profits or net losses and cash flow of the Company allocable to the Membership Interest shall be credited, charged or distributed, as the case may be, to Assignee and not to Assignor.

     6. Indemnification of Assignee. The Assignor shall indemnify, defend and hold harmless Assignee, its agents, employees, officers, directors, managers, members, legal representatives, successors and assigns from and against any liability, loss, cost or expense (including but not limited to reasonable attorney's fees and expenses) incurred by Assignee as a result of such Assignor's failure to perform any of its obligations as holder of the Membership

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Interest to the extent that such obligations accrued prior to the date hereof;
provided, however, that Assignor's obligations under this Paragraph 6 shall not exceed Seller's Maximum Liability (as defined in Section 17 of the Purchase Agreement).

     7. Indemnification of Assignor. Assignee shall indemnity, defend and hold harmless Assignor, its agents, employees, officers, directors, managers, members, legal representatives, successors and assigns from and against any liability, loss, cost or expense (including but not limited to reasonable attorney's fees and expenses) incurred by Assignor as a result of Assignee's failure to perform any of its obligations as holder of the Membership Interest to the extent that such obligations accrue on or after the date hereof.

     8. Delinquent Rents. Notwithstanding anything to the contrary in this Assignment, (i) Assignor hereby reserves the right to collect and retain delinquent rentals as described on Schedule A; and (ii) the liability of Assignor hereunder shall be limited as set forth in the Purchase Agreement, including, without limitation, Sections 17 and 23(q) of the Purchase Agreement.

     9. Miscellaneous. This Assignment shall inure to the benefit of and be binding upon the parties hereto and their respective legal or personal representatives, heirs, executors, administrators, successors, and assigns. No third party shall have the benefit of any of the provisions of this Assignment nor is this Assignment made with the intent that any person or entity other than Assignor or Assignee rely hereon. If Assignor or Assignee resorts to a court of law or equity in order to enforce the provisions of this Assignment as against the other, the non-prevailing party shall pay the reasonable attorneys' fees and expenses of the prevailing party. No modification, waiver, amendment, discharge or change of this Assignment shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment, discharge or change is or may be sought. This Assignment shall be construed and enforced in accordance with the laws of the State of Delaware. This Assignment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement.

                            [Signature Page Follows]


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     IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment the day and year first above written.


ASSIGNOR:

                                THOR URBAN OPERATING FUND, L.P.,
                                a Delaware limited partnership,
                                its sole member


                                By: Thor Operating Fund L.L.C., a
                                    Delaware limited liability company,
                                    its general partner


                                    By: /s/ Kurt A. Reich
                                        --------------------------------
                                        Kurt A. Reich
                                        Authorized Signatory

ASSIGNEE:

                                GLIMCHER PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership

                                By: Glimcher Properties Corporation, a
                                    Delaware corporation, sole general partner


                                    By: /s/ George A. Schmidt
                                        --------------------------------
                                        George A. Schmidt
                                        Executive Vice President